EXHIBIT 23.2

                      [MCCLAIN & COMPANY, L.C. LETTERHEAD]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion of our audit of the combined balance sheet of First Reserve, Inc. and Subsidiaries, First Reserve Enterprises, Inc. and Embassy Financial Services, Inc. as of January 31, 1998, and the related combined statements of income and retained earnings and cash flows for the year then ended as part of this Form 10-SB.

/s/ McClain & Company, L.C.
---------------------------
McClain & Company, L.C.
Miami, Florida
May 14, 1999